UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 30, 2013

SEVCON, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or other jurisdiction of incorporation)	001-9789 (Commission File Number)	04-2985631 (IRS Employer Identification No.)
155 Northboro Road Southborough, MA 01772 (Address of principal executive offices and zip code)
(508) 281-5510 (Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Sevcon USA, Inc. (“Sevcon USA”), a wholly owned subsidiary of Sevcon, Inc. (the “Company”), entered into a Second Amendment to Loan and Security Agreement dated as of September 30, 2013, with RBS Citizens, National Association (“RBS”), which amended the Loan and Security Agreement dated as of June 15, 2011, as previously amended, to extend the maturity date of the revolving credit facility thereunder from June 14, 2014 to June 14, 2017. The other material terms of the Loan and Security Agreement remain the same.

The obligations under the revolving credit facility are guaranteed by the Company pursuant to an Unlimited Guaranty and are secured by (i) all of the assets of Sevcon USA and (ii) a pledge of all of the capital stock of Sevcon USA.

The material terms of the revolving credit facility are described in the Company’s Form 8-K filed on June 21, 2011, which description is qualified by reference to the Loan and Security Agreement between the parties filed as Exhibit 10.1 to that Form 8-K. Both such description and the Loan and Security Agreement are incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The discussion in Item 1.01, the description of the Loan and Security Agreement contained in the June 21, 2011 Form 8-K, and the Loan and Security Agreement are incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEVCON, INC.

Dated:  October 3, 2011                                                       By:  /s/ Raymond J. Thibault Jr.
Raymond J. Thibault Jr.
Assistant Treasurer